UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2026

Lightwave Logic, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40766	82-0497368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

369 Inverness Parkway, Suite 350, Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

(720) 340-4949

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LWLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) was held on May 21, 2026. As of the close of business on April 6, 2026, the Company had outstanding 150,610,710 shares of common stock, of which 79,045,985 shares were represented at the meeting by proxy and in person, representing approximately 52.4% of the outstanding voting stock; accordingly, a quorum was constituted. The matters voted upon and the final results of the voting were as follows:

Proposal 1: Election of Directors

The following persons were elected to the Board of Directors to serve until the 2029 Annual Meeting of Shareholders or until their successors have been duly elected or appointed and qualified:

Name	Votes For	Votes Withheld	Broker Non-votes
Laila Partridge	35,317,887	4,722,836	39,005,262
Thomas Connelly, Jr.	37,034,752	3,005,971	39,005,262

Proposal 2: Ratify Stephano Slack LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2026

The following votes were cast with respect to Proposal 2. The proposal was approved.

For	Against	Abstain	Broker Non-votes
78,101,889	66,274	877,822	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

Dated: May 27, 2026	By:	/s/ Yves LeMaitre
	Name:	Yves LeMaitre
	Title:	Chief Executive Officer